SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 19, 2004

infoUSA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19598

(State of Formation)	(Commission File Number)

47-0751545

(IRS Employer Identification Number)

5711 South 86th Circle, Omaha, Nebraska	68127

(Address of principal executive offices)	(Zip Code)

(402) 593-4500

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

TABLE OF CONTENTS

Item 7. Financial Statements and Exhibits

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

SIGNATURES

EXHIBIT INDEX

Item 7. Financial Statements and Exhibits

(c) Exhibits

A copy of the notice sent to directors and executive officers was attached as Ex-99 to the Form 8-K filed on March 18, 2004 and is incorporated herein by reference.

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

infoUSA, Inc. previously announced a blackout period applicable to the infoUSA, Inc. 401(k) Plan (the “Plan”) due to the conversion to a new record keeper. The blackout period was expected to end April 30, 2004. The new record keeper was able to transfer all of the records from the Plan’s prior record keeper sooner that originally expected. As a result, the blackout period ended approximately 11 days sooner than scheduled.

The actual end date of the blackout period was Monday morning, April 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoUSA, Inc. (Registrant)
Date: April 19, 2004	By:	/s/ Raj Das Raj Das, Chief Financial Officer

Exhibit Index

Ex-99	Notice to directors and executive officers, dated March 17, 2004 (incorporated herein by reference to the correspondingly numbered exhibit contained in the Registrant’s current report on Form 8-K filed on March 18, 2004).